                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 78                                  Trade Date: 07/28/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 07/31/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 29, 2003


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UGC2              $9,338,000.00              5.00%                  07/15/18                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    ---------------------         --------------------------------
    01/15/04                   Yes                    Yes                           100% 07/15/04
 semi-annually                                                                 semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------           -------------           -----------          -----------------         -----------
 $9,193,261.00             $144,739.00               $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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